                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant [   ]

Filed by a Party other than the Registrant [ X ]

Check the appropriate box:


[   ]  Preliminary Proxy Statement                       [   ] Confidential, for Use of the Commission
                                                               Only (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Uni-Marts, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                              Bowne of Pittsburgh
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities pursuant to which transaction applies:

           ---------------------------------------------------------------------
       2)  Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------
       4)  Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------
       5)  Total fee paid:

           ---------------------------------------------------------------------
[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

           ---------------------------------------------------------------------
       2)  Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------------
       3)  Filing Party:

           ---------------------------------------------------------------------
       4)  Date Filed:

           ---------------------------------------------------------------------

                                [Uni-Mart Logo]

                             477 East Beaver Avenue
                     State College, Pennsylvania 16801-5690

                                          January 27, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Uni-Marts, Inc. The meeting will be held at The Penn Stater Conference Center Hotel, 215 Innovation Boulevard, State College, Pennsylvania, on Thursday, February 24, 2000, commencing at 10:00 A.M.

     At the meeting, you will be asked to vote on the election of three directors who will serve until the Annual Meeting of Stockholders in 2003 and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2000.

     In order to facilitate check-in, we will require admission tickets for stockholders who wish to attend the meeting in person. The admission ticket is attached to the enclosed proxy card. If you are a stockholder whose shares are not registered in your own name and you plan to attend the meeting, please bring a copy of the voting form sent to you by your broker or other evidence of stock ownership.

     Your vote is important. Whether or not you plan to attend the meeting, please sign, date and mail your proxy in the enclosed postpaid envelope promptly.

                                          Sincerely,

                                          /s/ Henry D. Sahakian

                                          HENRY D. SAHAKIAN
                                          Chairman of the Board
                                             and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ---------------

                                UNI-MARTS, INC.
                             477 EAST BEAVER AVENUE
                     STATE COLLEGE, PENNSYLVANIA 16801-5690

                                ---------------

To The Stockholders:

     You are hereby notified that the Annual Meeting of Stockholders of Uni-Marts, Inc., a Delaware corporation, will be held at The Penn Stater Conference Center Hotel, 215 Innovation Boulevard, State College, Pennsylvania, at 10:00 A.M. on Thursday, February 24, 2000, for the following purposes:

     1. To elect three Class I directors who will serve until the Annual Meeting of Stockholders in 2003;

     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2000; and

     3. To transact such other business as may properly come before the meeting. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

     Information relating to the above matters is set forth in the attached Proxy Statement. Only stockholders of record at the close of business on December 29, 1999 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

                                          /s/ Harry A. Martin

                                          HARRY A. MARTIN
                                          Secretary

State College, Pennsylvania
January 27, 2000

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

IF YOU PLAN TO ATTEND THE MEETING, PLEASE BRING THE ADMISSION TICKET ATTACHED TO THE ENCLOSED PROXY CARD. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME AND YOU PLAN TO ATTEND THE MEETING, PLEASE BRING A COPY OF THE VOTING FORM SENT TO YOU BY YOUR BROKER OR OTHER EVIDENCE OF STOCK OWNERSHIP.

                                UNI-MARTS, INC.
                             477 EAST BEAVER AVENUE
                          STATE COLLEGE, PA 16801-5690

                                ---------------

                                PROXY STATEMENT

                                ---------------

     This Proxy Statement is furnished to the stockholders of Uni-Marts, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders on February 24, 2000 (the "Annual Meeting") and any adjournment thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about January 27, 2000. The expense of preparing, printing and mailing the Proxy Statement and soliciting proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company's stock.

     Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. A proxy may be revoked by a stockholder by written notice of such revocation or by a later dated proxy delivered to the Secretary of the Company at any time prior to the shares represented by such proxy being voted.

     Holders of record of the Company's Common Stock, par value $.10 per share, at the close of business on December 29, 1999 are entitled to notice of, and to vote at, the Annual Meeting. As of such date, there were outstanding 6,961,230 shares of the Company's Common Stock. Each stockholder has one vote per share on all items of business properly presented at the Annual Meeting. Under the Amended and Restated By-laws of the Company, the presence of a quorum is required for the transaction of business at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of a majority of the total number of shares issued and outstanding and entitled to vote thereat and a majority of the voting power of the shares issued and outstanding shall constitute a quorum for the transaction of business. Directors will be elected by a plurality of the votes present in person or represented by proxy at the time of the meeting and entitled to vote thereon. Action on all other matters scheduled to come before the Annual Meeting will be authorized by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on such matters. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker nonvotes are not counted for purposes of determining whether a proposal has been approved. Votes cast by stockholders will be counted by ChaseMellon Shareholder Services, L.L.C., the Company's transfer agent. The Company does not have any policy with respect to maintaining the confidentiality of proxies, ballots or vote tabulations.

     A copy of the Company's 1999 Annual Report, which includes financial statements for the fiscal year ended September 30, 1999, is enclosed but does not constitute a part of this Proxy Statement.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

     The Board of Directors is composed of three classes. Class II and Class III Directors will serve until the Annual Meetings of Stockholders in 2001 and 2002, respectively, and thereafter for terms of three years until their successors have been elected and qualified. The Directors comprising Class I will be elected at the Annual Meeting and will serve until the Annual Meeting of Stockholders in 2003 and thereafter for terms of three years until their successors have been elected and qualified. Class I and Class II are each composed of three Directors and Class III is composed of two Directors.

     The persons named in the enclosed proxy card as proxies (the "Proxies") intend to vote, unless instructed otherwise, for election of the nominees named below. All nominees have consented to be named and to serve if elected. If for any reason any of the nominees becomes unable or is unwilling to serve, at the time of the Annual Meeting the Proxies will have discretionary authority to vote for a substitute nominee or nominees. It is not anticipated that any nominee will be unavailable for election. Directors shall be elected by a plurality of the votes cast.

     The following sets forth information as to each nominee for election as a Director at the Annual Meeting and each Director continuing in office, including their ages, present principal occupations, other business experience for at least the last five years and memberships on committees of the Board of Directors.

     Nominees for election as Class I Directors at the Annual Meeting with terms expiring in 2003:

NAME                               AGE      POSITION
----                               ---      --------
Henry D. Sahakian (4)              63       Chairman of the Board and Chief
                                              Executive Officer
Herbert C. Graves (1)(4)           73       Director
Gerold C. Shea (4)                 60       Director

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES.

     Class II Directors whose present terms continue until 2001:

NAME                               AGE      POSITION
----                               ---      --------
Stephen B. Krumholz (2)(3)(4)      50       Director
Jack G. Najarian (1)               44       Director
Anthony S. Regensburg (1)          72       Director

     Class III Directors whose present terms continue until 2002:

NAME                               AGE      POSITION
----                               ---      --------
M. Michael Arjmand (2)(3)          52       Director
Daniel D. Sahakian (2)             67       Director

     Executive Officers:

NAME                               AGE      POSITION
----                               ---      --------
Matthew R. Chandik                 40       Senior Vice President, Operations
N. Gregory Petrick                 44       Senior Vice President and Chief
                                              Financial Officer

---------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Stock Option Committee.

(4) Member of the Strategic Planning Committee.

     Henry D. Sahakian is the founder of the Company and has served as Chairman of the Board and Chief Executive Officer since the Company's inception. He also served as the Company's President until October 1994. He assumed the duties of President in 1997. He is Daniel D. Sahakian's brother.

     M. Michael Arjmand is the founder and current Chief Executive Officer of the Centre Analytical Laboratories, Inc., a contract research company located in State College, Pennsylvania, and has served as Chairman of the Board of that firm since 1986. Mr. Arjmand became a Director of the Company in April 1998.

     Matthew R. Chandik has served as the Company's Senior Vice President, Operations since July 1998. Mr. Chandik was employed by 7-Eleven, Inc. ("7-Eleven"), a large convenience store company based in Dallas, Texas, from 1984 to 1998 and served as that Company's Business System Development Manager from 1995 to 1998 and as a Market Manager in charge of 70 stores from 1993 to 1995.

     Herbert C. Graves has served since 1998 as Chairman Emeritus of Standard Steel Division of Freedom Forge Corp., a steel manufacturer located in Lewistown, Pennsylvania. From 1989 to 1998, he served as Chairman of the Board and Chief Executive Officer of that firm. Mr. Graves also served as that company's President from 1989 to 1994. Mr. Graves became a Director of the Company in June 1998.

     Stephen B. Krumholz has been employed since 1998 as Executive Vice President of Retail Services, Inc., an electronic database marketing company based in Dallas, Texas. Mr. Krumholz was employed from 1972 to 1998 by 7-Eleven, Inc. ("7-Eleven"), headquartered in Dallas, Texas, and served as that company's Executive Vice President and Chief Operating Officer from 1993 to 1998. 7-Eleven operates or franchises 5,400 7-Eleven and other convenience stores in the United States and Canada and is affiliated with another 11,700 7-Eleven convenience stores in the United States, Japan and other countries. Prior to 1993, Mr. Krumholz served in other executive and management positions with 7-Eleven. Mr. Krumholz became a Director of the Company in June 1998.

     Jack G. Najarian has been employed since October 1999 as Managing Director of Investment Banking and Corporate Finance of Weatherly Securities, Inc., an investment banking firm based in New York, New York. Mr. Najarian was the Chairman and Co-Founder of Griffin Securities, Inc., a New York investment banking firm, from 1996 to 1999. From 1994 to 1996, he was acting Treasurer and Director of Treasury and Capital Markets of the New York branch of National Australia Bank. Mr. Najarian became a Director of the Company in October 1999.

     N. Gregory Petrick joined the Company in July 1978 and has served as the Company's Senior Vice President and Chief Financial Officer since September 1999. From 1988 to 1999, Mr. Petrick served as the Company's Vice President, Finance.

     Anthony S. Regensburg has been employed since 1989 as a consultant with AR Consulting Group, a consulting firm based in Camden, Maine, and specializing in convenience store distribution focusing on cigarette wholesaling and retailing. Prior to 1989, Mr. Regensburg was employed as Chairman of Coremark, a tobacco wholesaler, and as Senior Vice President, Marketing of General Cigar Company. Mr. Regensburg became a Director of the Company in October 1999.

     Daniel D. Sahakian has served for the past 19 years as President and Chief Executive Officer of HFL Corporation and for the past 12 years as President of Unico Corporation, both of which are controlled by him and Henry D. Sahakian. HFL Corporation and Unico Corporation are commercial real estate companies. Mr. Sahakian became a Director of the Company in October 1981. He is Henry D. Sahakian's brother.

     Gerold C. Shea has served as President of Interconnect Enterprises, a petroleum industry consulting firm located in Downingtown, Pennsylvania, since 1995. From 1963 to 1995, he was employed by Sun Co., Inc. ("Sun"), a major petroleum refiner and retailer, and served as that company's Vice President, Sunoco and Atlantic Brand, from 1991 to 1995. In that position, he directed retail marketing at 5,000 service stations and convenience stores. Prior to that, Mr. Shea served in other executive and management positions with Sun. Mr. Shea became a Director of the Company in June 1998.

     For information with respect to the share ownership of the Company's Directors and Executive Officers, see "Principal Stockholders."

     The Board of Directors met five times during the last fiscal year. In fiscal year 1999, the Board of Directors had an Audit Committee, a Compensation Committee, a Stock Option Committee and a Strategic Planning Committee. The Audit Committee communicates with and receives information directly from the Company's independent auditors. The Audit Committee met four times during the last fiscal year. The Compensation Committee periodically reviews, implements and administers the compensation policies and programs for and performance of the Company's executive officers and establishes guidelines for the compensation of other personnel. The Compensation Committee met three times during the last fiscal year. The Stock Option Committee administers the Company's 1996 Equity Compensation Plan. The Stock Option Committee met two times during the last fiscal year. The Strategic Planning Committee meets periodically to review and make recommendations regarding the Company's strategic plan. The Strategic Planning Committee met four times during the last fiscal year. Each incumbent director attended more than 75% of the meetings of the Board of Directors and the meetings of Board Committees on which such Director served.

                             EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth the total annual compensation paid or accrued by the Company to or for its Chief Executive Officer and other Executive Officers of the Company for the periods listed below:

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                 -------------------------------------------
                                                                            AWARDS
                                                                 ----------------------------
                                                                  SECURITIES
                                       ANNUAL COMPENSATION        UNDERLYING     PERFORMANCE    PERFORMANCE           ALL
                                   ---------------------------   OPTIONS/SARS     UNIT PLAN      UNIT PLAN           OTHER
NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   (# OF SHARES)   (# OF UNITS)   PAYOUTS ($)         COMP.($)
---------------------------        ----   ---------   --------   -------------   ------------   ------------   ------------------
Henry D. Sahakian,                 1999    367,000          0       25,000            0                 0       60,309(a)(b)(c)
Chairman of the Board              1998    294,500    100,000       92,410            0            10,313       62,555(a)(b)(c)
and Chief Executive                1997    294,500          0       22,410            0            28,050       60,729(a)(b)(c)
Officer

J. Kirk Gallaher,                  1999    172,000          0            0            0                 0       24,901(a)(b)(c)
Former Executive Vice President,   1998    147,000     30,000       41,146            0            18,900       25,621(a)(b)(c)
Chief Financial Officer            1997    147,400          0       11,145            0            16,450       24,682(a)(b)(c)
and Director (f)

David G. Graves,                   1999    155,080          0            0            0                 0        3,750(b)
Former Executive Vice President    1998     38,942          0       30,000            0                 0       43,385(d)(e)
and Chief Operating Officer (g)    1997          0          0            0            0                 0            0

Matthew R. Chandik,                1999    121,902          0       20,000            0                 0       30,768(a)(b)(d)
Senior Vice President,             1998     21,404          0       20,000            0                 0       30,026(d)(e)
Operations                         1997          0          0            0            0                 0            0

N. Gregory Petrick,                1999     90,192          0       15,000            0                 0        1,355(c)
Senior Vice President
and Chief Financial Officer (h)

---------------

(a) Includes premiums paid by the Company on split-dollar insurance policies on the lives of Henry D. Sahakian and J. Kirk Gallaher in the amounts of $53,790 and $18,851, respectively, for the fiscal year ended September 30, 1999, $53,610 and $18,851, respectively, for the fiscal year ended September 30, 1998, and $53,610 and $18,851, respectively, for the fiscal year ended September 30, 1997 and premiums in the amount of $4,136 on the life of Matthew R. Chandik for the fiscal year ended September 30, 1999.

(b) Includes Company contributions to the Company's Deferred Compensation Plan for Messrs. Sahakian, Gallaher, Graves and Chandik in the amounts of $5,000, $5,000, $3,750, and $3,750, respectively, for the fiscal year ended September 30, 1999 and contributions for Messrs. Sahakian and Gallaher in the amounts of $5,000 and $5,000, respectively, for the fiscal years ended September 30, 1998 and 1997.

(c) Includes Company contributions to the Company's Retirement Savings and Incentive Plan (the "Savings Plan") for Messrs. Sahakian, Gallaher and Petrick in the amounts of $1,519, $1,050 and $1,355, respectively, for the fiscal year ended September 30, 1999, and contributions for Messrs. Sahakian and Gallaher in the amounts of $3,945 and $1,770, respectively, for the fiscal year ended September 30, 1998 and $1,669 and $831, respectively, for the fiscal year ended September 30, 1997.

(d) Includes payments for certain relocation costs paid to Mr. Chandik in the amount of $22,882 in the fiscal year ended September 30, 1999 and payments to or on behalf of Messrs. Graves and Chandik in the amounts of $23,385 and $15,026, respectively, in the fiscal year ended September 30, 1998.

(e) Includes hiring bonuses paid to Messrs. Graves and Chandik of $20,000 and $15,000, respectively, in the fiscal year ended September 30, 1998.

(f) Mr. Gallaher resigned as a Director and Executive Officer on June 30, 1999 and will retire from the Company on February 29, 2000 pursuant to an agreement which provided for salary continuance and certain other benefits until that date.

(g) Mr. Graves terminated his employment with the Company on August 10, 1999 pursuant to an agreement which provided for, among other things, salary continuance until February 25, 2000 and certain other benefits. Approximately $22,000 was earned subsequent to his termination.

(h) Mr. Petrick was named as Senior Vice President and Chief Financial Officer on September 1, 1999.

     GRANTS OF STOCK OPTIONS. The following table sets forth incentive stock options granted to the Company's Executive Officers during the fiscal year ended September 30, 1999:

                            OPTIONS/SAR GRANTS TABLE
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL
                                                  INDIVIDUAL GRANTS                     REALIZABLE VALUE
                                  --------------------------------------------------   AT ASSUMED ANNUAL
                                                % OF TOTAL                               RATES OF STOCK
                                               OPTIONS/SARS                            PRICE APPRECIATION
                                   OPTIONS/     GRANTED TO    EXERCISE                  FOR OPTION TERMS
                                     SARS      EMPLOYEES IN     PRICE     EXPIRATION   ------------------
NAME                              GRANTED(#)   FISCAL YEAR    ($/SHARE)      DATE      5% ($)    10% ($)
----                              ----------   ------------   ---------   ----------   -------   --------
Henry D. Sahakian...............    25,000         17.5%        1.375      8-30-09     21,618     54,785
Matthew R. Chandik..............    20,000         14.0%        1.375      8-30-09     17,295     43,828
N. Gregory Petrick..............    15,000         10.5%        1.375      8-30-09     12,971     32,871

     STOCK OPTION EXERCISES AND FISCAL YEAR-END STOCK OPTION VALUES. The following table sets forth information concerning stock options exercised during the 1999 fiscal year and the value of stock options held at the end of the fiscal year ended September 30, 1999 by each of the Company's Executive
Officers:

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                          NUMBER OF       VALUE OF
                                                                         SECURITIES      UNEXERCISED
                                                                         UNDERLYING        IN-THE-
                                                                         UNEXERCISED        MONEY
                                                                        OPTIONS/SARS    OPTIONS/SARS
                                                                        AT FY-END (#)   AT FY-END ($)
                                                 SHARES       VALUE     -------------   -------------
                                                ACQUIRED     REALIZED   EXERCISABLE/    EXERCISABLE/
NAME                                           ON EXERCISE     ($)      UNEXERCISABLE   UNEXERCISABLE
----                                           -----------   --------   -------------   -------------
Henry D. Sahakian............................       0           0       85,350/82,410        0/0
Matthew R. Chandik...........................       0           0        6,667/33,333        0/0
N. Gregory Petrick...........................       0           0       13,500/17,000        0/0

     All options held by the named individuals were fully exercisable at September 30, 1999 except options granted during fiscal year 1999 and options for 11,205 shares granted to Mr. Sahakian in each of fiscal years 1997 and 1998 and options for 13,333 shares and 2,000 shares granted to Messrs. Chandik and Petrick, respectively, in fiscal year 1998. The Company does not currently grant any long-term incentives, other than stock options, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.

     COMPENSATION OF DIRECTORS. During the 1999 fiscal year, each Director who was not an employee of the Company received a retainer of $7,500, of which $5,000 was paid in shares of Common Stock. Each nonemployee Director also received grants of stock options to purchase 2,500 shares of the Company's Common Stock (4,000 shares for Mr. Daniel D. Sahakian) at an exercise price of $2.875 for serving as a Director during fiscal year 1999. Each nonemployee Director also received $1,000 for each board or committee meeting attended. Committee chairmen received $2,000 for each meeting they chaired.

     EMPLOYMENT AGREEMENTS. The Company has entered into a change-in-control agreement with each of Messrs. Henry D. Sahakian, Gallaher, Graves, Chandik and Petrick which provides for, among other things, the payment of an amount equal to 2.99 times the officer's base compensation if such officer's employment is terminated in connection with a change in control of the Company. The agreements with Messrs. Gallaher and Graves expire in February 2000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors during fiscal year 1999 were Messrs. Arjmand, Krumholz and Daniel D. Sahakian.

     The Company leases one store location from Daniel D. Sahakian which Mr. Sahakian purchased from HFL Corporation in fiscal year 1995. The lease has a remaining term of eight years with two five-year and one four-year renewal options, with the rent increasing by 2% each year. Rent paid to Daniel D. Sahakian under this lease during fiscal year 1999 was $28,800.

     During fiscal year 1999, the Company leased five store locations and one other location from Unico. Certain directors, executive officers and stockholders of the Company are also directors, executive officers and stockholders of Unico. The leases for four of these locations have a remaining term of eight years with two five-year and one four-year renewal options. Annual rental increases are limited to a maximum of 2% each year. The leases for the two remaining locations expired during fiscal year 1999. Aggregate rent paid under these leases during fiscal year 1999 was $136,400.

     The Company leases its corporate headquarters, certain storage facilities and three of its store locations from HFL Corporation, all of the stock of which is beneficially owned or controlled by Henry D. Sahakian and Daniel D. Sahakian. The leases for the corporate headquarters were entered into in years 1991 to 1996, expire in 2000 and provide for a current aggregate rent of $318,900. The lease for the storage facilities was entered into in 1999 for a term of five years, subject to a 4% annual increase, and provides for an aggregate rent of $88,200. The aggregate rent paid to HFL Corporation for the corporate headquarters and storage facilities was $401,500 for fiscal year 1999. The three leases of store locations from HFL Corporation were entered into from August 1995 to October 1997, are for terms of five years with renewal options and provide for annual rents aggregating $80,600. The aggregate rent paid under these leases to HFL Corporation during fiscal year 1999 was $79,600.

     During fiscal year 1999, the Company received from HFL Corporation $12,300 as reimbursement for certain general and administrative expenses. The Company intends to continue to provide some administrative services for HFL Corporation and expects to be reimbursed therefor.

     On February 26, 1993, the Company made a one-time, special grant of nonqualified stock options to Henry D. Sahakian and Daniel D. Sahakian each to purchase 150,000 shares of Common Stock at a price of $4.50 per share in exchange for their relinquishment of effective voting control of the Company as a result of the elimination of the super-majority voting provisions of the Company's Class B Common Stock. Henry D. Sahakian exercised his option in fiscal year 1996. Daniel D. Sahakian exercised his option in 1998.

           REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for implementing and administering the Company's compensation policies and programs for its executive officers. A separate committee administers the Company's Stock Option Plan (the "Stock Option Committee"). The Committee and the Stock Option Committee both are comprised entirely of non-employee directors. The Company's compensation policy, effectuated by the Committees, is to provide a comprehensive structure that will (i) motivate the officers to implement and achieve the Company's strategic and financial goals,
(ii) retain and attract key executive personnel and (iii) align a significant portion of the compensation of management with the interest of the stockholders through stock options and other incentives that are designed to provide additional compensation only when the Company achieves good financial results and all stockholders benefit. The Company and the Committees are strongly committed to maximizing stockholder value through consistent growth and profitability.

     The Company's overall compensation program for its executive officers is comprised of the following three elements:

     A. Base Salary;

     B. Annual Bonus Plan; and

     C. Stock Option Plan.

BASE SALARY AND BENEFITS

     The Committee reviews the base salary and benefits provided to each executive officer on an annual basis and evaluates this compensation against available data for other businesses, both in related areas and in general industry. During 1999, the Committee reviewed proxy information and other similar data to attempt to insure that the Company continues to provide competitive levels of compensation. The Committee believes that the compensation provided to the officers is competitive with that generally offered by comparable convenience store operators and other similarly sized businesses taking into account the Company's financial circumstances.

BONUSES

     For the fiscal year ended September 30, 1999, no bonuses were awarded to the executive officers based upon the terms of the Annual Bonus Plan, as administered by the Committee. During this year, the Plan was designed to reward the executive officers only based on an increase of the Company's earnings per share (after the bonuses are taken into account) over prior fiscal years (without regard to extraordinary items) and consistent with the Company's budget, i.e., a bonus could be paid only to the extent that the bonus would "be paid for" prior to the net income figure expected to be achieved. Since earnings per share did not equal or exceed the target set, no bonuses were earned under the Plan by any executive officer. While the Committee continues to believe that an annual bonus plan is a beneficial compensation device for the Company, it also believes that such a plan must relate executive compensation directly to Company performance so that such bonuses will provide a financial reward only for the achievement of substantial business results.

STOCK OPTIONS

     The Committee and the Stock Option Committee believe that stock ownership by executive officers is important in order that a portion of each executive's compensation is directly aligned with the economic interest of the stockholders of the Company. The Stock Option Committee believes that stock option grants provide opportunities for capital accumulation, promote long-term retention and foster an executive officer's proprietary interest in the Company. Under the Stock Option Plan, options are issued at a price equal to the fair market value of a share on the date of grant and the options generally expire after ten years. Although the grant of stock options and the number of shares subject to option are discretionary with the Stock Option Committee, executives have annually received stock options in order to increase their potential for additional stock ownership. In addition, the Committee takes the number of shares subject to option and the potential long-term benefit to the executives into account in setting each executive's overall compensation targets. Because the Company and the Stock Option Committee believe that stock options are a valuable incentive, in recent years, stock options have been extended to many other individuals employed by the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The salary, bonus and stock option awards of the Chief Executive Officer are determined by the Committee and the Stock Option Committee, in conformance with the policies described above. Mr. Sahakian was paid a base salary for the fiscal year ending September 30, 1999 of $375,000. However, Mr. Sahakian requested, and the Committee agreed to, a reduction of $40,000 on an annualized basis to $335,000 starting in July 1999 and continuing for the fiscal year ending September 30, 2000 in light of the Company's operating results. Mr. Sahakian will continue to participate, and receive potential rewards under, the incentive based plans established for that purpose. In this way, the Committee is acting consistently with its philosophy of making much of an executive's total compensation dependent upon the Company's performance.

     The Company continues to monitor the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended, which restricts the federal income tax deduction that may be claimed by a "public company" for compensation paid to the Chief Executive Officer and the four most highly compensated other officers to $1 million each except to the extent that any amount in excess of such limit is paid pursuant to a plan containing a performance standard or a stock option plan that meets certain requirements. The Company's current stock option plan meets the requirements of Section 162(m). In light of this, the Committee does not believe that Section 162(m) will have any adverse affect on the Company but continues to evaluate the Company's compensation program in light of that restriction.

COMPENSATION COMMITTEE                         STOCK OPTION COMMITTEE
Stephen B. Krumholz, Chairman                  Stephen B. Krumholz, Chairman
M. Michael Arjmand                             M. Michael Arjmand
Daniel D. Sahakian

                               PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock for the last five years with the cumulative total return on the Standard and Poor's 500 Index and a peer group index based on the common stock of the following four companies: 7-Eleven, Inc., Casey's General Stores, Inc., Dairy Mart Convenience Stores, Inc. and Uni-Marts, Inc. The cumulative total stockholder return set forth in the graph assumes the investment of $100 in the Company's Common Stock and each index on September 30, 1994, and reinvestment of all dividends.

                              9/30/94      9/30/95      9/30/96      9/30/97      9/30/98      9/30/99
                              -------      -------      -------      -------      -------      -------
Uni-Marts, Inc..........        100          143          171          113           66           26
S&P 500.................        100          126          149          205          220          277
Peer Group..............        100           70           87           91          134          101

                              CERTAIN TRANSACTIONS

     The Company received commissions of $213,900 in fiscal year 1999 from TeleBeam Incorporated ("TeleBeam") for coin-operated telephones installed at convenience store locations and for the sale of prepaid telephone cards. The Company also made payments of $1,199,600 in fiscal year 1999 to TeleBeam for discounted prepaid telephone cards and telephone service. The majority of the stock of TeleBeam is beneficially owned or controlled by persons related to Henry D. Sahakian, and he serves on its Board of Directors.

     Additional transactions with management and others are described under "Compensation Committee Interlocks and Insider Participation." In management's opinion, the TeleBeam transactions and those described under "Compensation Committee Interlocks and Insider Participation" were or are, as the case may be, on terms which are at least as favorable as could have been obtained with or from a third party. All such transactions were approved by a majority of the independent directors of the Board.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of December 29, 1999, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's Directors and named Executive Officers and (iii) all of the Directors and Executive Officers as a group. As of such date, there were 6,961,230 shares of Common Stock outstanding.

                                                                     COMMON STOCK
                                                               BENEFICIAL OWNERSHIP (1)
                                                              --------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (2)                       SHARES         PERCENTAGE
----------------------------------------                      ---------       ----------
Henry D. Sahakian...........................................    876,917(3)       12.5%
M. Michael Arjmand..........................................     10,167           0.1
Matthew R. Chandik..........................................      7,030           0.1
Herbert C. Graves...........................................     40,167(4)        0.6
Stephen B. Krumholz.........................................     10,167           0.1
Jack G. Najarian............................................      2,222           0.0
N. Gregory Petrick..........................................     15,964(5)        0.2
Anthony S. Regensburg.......................................      2,222           0.0
Daniel D. Sahakian..........................................    967,740(6)       13.9
Gerold C. Shea..............................................     12,667           0.2
All Directors and Executive Officers as a Group (10
  persons)..................................................  1,791,963          25.3
Alexander Sahakian Trust....................................    423,500           6.2
Getty Petroleum Marketing, Inc., 125 Jericho Turnpike,
  Jericho, NY 11753.........................................    487,000           7.0

---------------

(1) Includes options to purchase Common Stock granted pursuant to the Company's Equity Compensation Plan and 1996 Equity Compensation Plan exercisable within 60 days.

(2) Except as noted, addresses of all beneficial owners listed are in care of the Company at 477 East Beaver Avenue, State College, PA 16801.

(3) Includes 92,400 shares held by Henry D. Sahakian jointly with his wife, 35,500 shares owned by his wife, 63,611 shares held in the Savings Plan, 96,000 shares held by HFL Corporation, 62,200 shares held by Unico Corporation, 3,000 shares held in his Individual Retirement Account, 3,000 shares held as custodian for his grandson and options to purchase 63,450 shares of Common Stock. Henry D. Sahakian is one of two trustees for a trust for the benefit of Daniel D. Sahakian's son. Henry D. Sahakian disclaims beneficial ownership of, and the beneficial ownership in the table above does not include, the stock held by this trust. The beneficial ownership in the table above also does not include 34,340 shares held by his daughter and son-in-law for which he disclaims beneficial ownership.

(4) Includes 30,000 shares held by the Graves Family Partnership.

(5) Includes 2,334 shares held in the Savings Plan and options to purchase 13,500 shares of Common Stock.

(6) Includes 91,000 shares held by HFL Corporation, 70,115 shares held for two trusts, 62,200 shares held by Unico Corporation and options to purchase 15,000 shares of Common Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of its Common Stock to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required during or with respect to the fiscal year ended September 30, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent stockholders were complied with.

                                  PROPOSAL II
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of Deloitte & Touche LLP, Philadelphia, Pennsylvania, has acted as the Company's independent auditors for the fiscal year ended September 30, 1999. The Company intends to utilize the services of Deloitte & Touche LLP for the fiscal year ending September 30, 2000. A member of that firm will be present at the Annual Meeting to respond to appropriate questions from stockholders. He may also make a statement. The Proxies intend to vote, unless instructed otherwise, for the ratification of the appointment of the firm of Deloitte & Touche LLP.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE ABOVE-NAMED INDEPENDENT AUDITORS.

                             STOCKHOLDER PROPOSALS

     Stockholders intending to submit proposals to be included in the Company's next Proxy Statement must send their proposal to the Secretary of the Company at 477 East Beaver Avenue, State College, Pennsylvania, 16801-5690, not later than September 30, 2000. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission.

     Stockholders intending to present proposals at the next annual meeting of the Company and not intending to have such proposals included in the Company's next Proxy Statement must send their proposal to the Secretary of the Company at 477 East Beaver Avenue, State College, Pennsylvania, 16801-5690, not later than December 15, 2000. If notification of a stockholder proposal is not received by such date, the Proxies may vote, in their discretion, any and all of the proxies received in this solicitation against such proposal.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented for action, but, if any other matter properly comes before the Annual Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ Harry A. Martin

                                          HARRY A. MARTIN
                                          Secretary

State College, Pennsylvania
January 27, 2000

                                                                                                                              ___
                                                                                                           Please mark       |   |
                                                                                                      your vote as indicated |   |
                                                                                                          in this example    |___|

1.  ELECTION OF CLASS I DIRECTORS Henry D. Sahakian, Herbert C. Graves, Gerold C. Shea

     FOR ALL NOMINEES   WITHHOLD AUTHORITY   (Instruction: To withhold authority to vote for any nominees,
       LISTED ABOVE        TO VOTE FOR       write that nominees names on the line below.)
   (Except as marked to    ALL NOMINEES
      the contrary)        LISTED ABOVE
         ___                    ___          ---------------------------------------------------------------
        |   |                  |   |
        |___|                  |___|

2.  PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S
    INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000.

         FOR      AGAINST     ABSTAIN
         ___        ___         ___
        |   |      |   |       |   |
        |___|      |___|       |___|


                                                                               Date: ---------------------------, 2000

                                                                               ---------------------------------------

                                                                               ---------------------------------------
                                                                                             Signature(s)
                                                                               IMPORTANT:  Please sign your name or
                                                                               names exactly as printed on this proxy.
                                                                               When signing as attorney, executor,
                                                                               administrator, trustee or guardian, give
                                                                               title as such.

                            * FOLD AND DETACH HERE *




                                [UNI-MART LOGO]




                                ADMISSION TICKET

                      2000 ANNUAL MEETING OF STOCKHOLDERS

                          THURSDAY, FEBRUARY 24, 2000

                                    10:00 AM

                      Penn Stater Conference Center Hotel
                            215 Innovation Boulevard
                            State College, PA 16803

               THIS TICKET, OR OTHER EVIDENCE OF STOCK OWNERSHIP,
                    MUST BE PRESENTED TO ENTER THE MEETING.

            ADMITS STOCKHOLDER(S) OR THEIR DULY APPOINTED PROXY(IES)

                                UNI-MARTS, INC.
                                     PROXY


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 24, 2000 AND ANY ADJOURNMENT THEREOF.

         This Proxy when properly executed will be voted as specified on the reverse side hereof. If no specific direction is given, it will be voted for the election of Directors and for the ratification of the appointment of the independent auditors.

         The undersigned appoints Henry D. Sahakian and N. Gregory Petrick, or any one or more of them acting in the absence of others, Proxies, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, February 24, 2000, at 10:00 AM, and any adjournment thereof, as set forth on the reverse hereof.


           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)







                            * FOLD AND DETACH HERE *